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                     INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our report dated November 3, 1999 on the financial statements of Great Expectations, Inc. included in and made part of the registration statement of Great Expectations, Inc. dated August 8, 2000.

August 8, 2000

/s/ Tannenbaum & Company, P.C.
     Certified Public Accountant